                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                                     :
                                           :
GLOBALSTAR CAPITAL CORPORATION,            : JOINTLY ADMINISTERED
      A DELAWARE CORPORATION, ET AL.,      : CASE NO. 02-10499 (PJW)
                                           :
                DEBTORS.                   : CHAPTER 11
                                           :
__________________________________________ :

(GLOBALSTAR CAPITAL CORPORATION)           : (CASE NO. 02-10499 (PJW))
(GLOBALSTAR SERVICES COMPANY, INC.)        : (CASE NO. 02-10501 (PJW))
(GLOBALSTAR, L.L.C.)                       : (CASE NO. 02-10503 (PJW))
(GLOBALSTAR, L.P.)                         : (CASE NO. 02-10504 (PJW))
                                           :
                                           :
                                           : DEBTORS' JOINT PLAN UNDER
                                           : CHAPTER 11 OF THE
                                           : BANKRUPTCY CODE
                                           :
_________________________________________    ________________________

                                             Brendan Linehan Shannon (No. 3136)
                                             M. Blake Cleary (No. 3614)
                                             YOUNG CONAWAY STARGATT & TAYLOR LLP
                                             The Brandywine Building
                                             1000 West Street, 17th Floor
                                             Wilmington, Delaware 19899
                                             (302) 571-6600

                                             - and -

                                             Paul D. Leake
                                             Troy B. Lewis
                                             Scott J. Friedman
                                             JONES DAY
                                             222 E. 41st Street
                                             New York, NY 10017
                                             (212) 326-3939

                                             ATTORNEYS FOR DEBTORS AND DEBTORS
                                             IN POSSESSION

September 24, 2003

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                                TABLE OF CONTENTS

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ARTICLE I     DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME........................    1

     A.       Defined Terms.........................................................................    1

              1.       "Administrative Claim".......................................................    1

              2.       "Allowed Claim"..............................................................    1

              3.       "Allowed. . .Claim"..........................................................    1

              4.       "Ballot".....................................................................    2

              5.       "Bankruptcy Code"............................................................    2

              6.       "Bankruptcy Court"...........................................................    2

              7.       "Bankruptcy Rules"...........................................................    2

              8.       "Base Creditor Shares".......................................................    2

              9.       "Base Loral Shares"..........................................................    2

              10.      "Business Day"...............................................................    2

              11.      "Cash" ......................................................................    2

              12.      "Cause of Action"............................................................    2

              13.      "Chapter 11 Case"............................................................    2

              14.      "Claim"......................................................................    2

              15.      "Class"......................................................................    2

              16.      "Confirmation"...............................................................    2

              17.      "Confirmation Date"..........................................................    2

              18.      "Confirmation Hearing".......................................................    2

              19.      "Confirmation Order".........................................................    2

              20.      "Convenience Claim"..........................................................    3

              21.      "Creditors Committee"........................................................    3

              22.      "Debtors"....................................................................    3

              23.      "Debtors in Possession"......................................................    3

              24.      "Disbursing Agent"...........................................................    3

              25.      "Disclosure Statement".......................................................    3

              26.      "Disputed Claim".............................................................    3

              27.      "Disputed Claims Reserve"....................................................    3

              28.      "Effective Date".............................................................    3

              29.      "Entity".....................................................................    3

              30.      "Estate".....................................................................    3
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              31.      "Executory Contract and Unexpired Lease".....................................    3

              32.      "Final Order"................................................................    4

              33.      "GCC"........................................................................    4

              34.      "General Partners Committee".................................................    4

              35.      "General Partners Committee Releasees" ......................................    4

              36.      "General Unsecured Claim"....................................................    4

              37.      "Globalstar Entities" .......................................................    4

              38.      "GLP"........................................................................    4

              39.      "GLP Partnership Interests"..................................................    4

              40.      "GLP Subsidiary Debtors" ....................................................    4

              41.      "GP Debtors".................................................................    4

              42.      "GTL"........................................................................    4

              43.      "ICO"........................................................................    4

              44.      "ICO Investment Agreement"...................................................    4

              45.      "Indenture Trustee"..........................................................    4

              46.      "Insured Claims".............................................................    5

              47.      "Interest"...................................................................    5

              48.      "Loral"......................................................................    5

              49.      "Loral Claims"...............................................................    5

              50.      "Loral Entities".............................................................    5

              51.      "Loral Release"..............................................................    5

              52.      "Loral Settlement Agreement".................................................    5

              53.      "Loral Shares"...............................................................    5

              54.      "Loral Vendor Financing Claims"..............................................    5

              55.      "Maximum Allowable Amount"...................................................    5

              56.      "New Globalstar".............................................................    6

              57.      "New Globalstar Class A Common Stock"........................................    6

              58.      "Non-Debtor Subsidiaries"....................................................    6

              59.      "Noteholder Securities Litigation Claims"....................................    6

              60.      "Person".....................................................................    6

              61.      "Petition Date"..............................................................    6

              62.      "Plan".......................................................................    6
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              63.      "Priority Claim".............................................................    6

              64.      "Priority Tax Claim".........................................................    6

              65.      "Professional"...............................................................    6

              66.      "Pro Rata"...................................................................    6

              67.      "QUALCOMM"...................................................................    7

              68.      "QUALCOMM Settlement Agreement"..............................................    7

              69.      "Quarterly Distribution Date"................................................    7

              70.      "Reallocated Claim Amount"...................................................    7

              71.      "Reallocated Shares".........................................................    7

              72.      "Recovery Actions"...........................................................    7

              73.      "Representative(s)"..........................................................    7

              74.      "Schedules"..................................................................    7

              75.      "Secondary Liability Claim"..................................................    7

              76.      "Secured Claim"..............................................................    7

              77.      "Securities Act".............................................................    8

              78.      "Securities Class Action"....................................................    8

              79.      "Senior Note Claim"..........................................................    8

              80.      "Senior Note Indentures".....................................................    8

              81.      "Senior Notes"...............................................................    8

              82.      "Shareholder Securities Litigation Claims"...................................    8

              83.      "SS/L".......................................................................    8

              84.      "Tax"........................................................................    8

              85.      "Third Party Releases".......................................................    8

              86.      "Vendor Financing Agreements"................................................    9

     B.       Rules of Interpretation and Computation of Time.......................................    9

              1.       Rules of Interpretation......................................................    9

              2.       Computation of Time..........................................................    9

ARTICLE II    CLASSES OF CLAIMS AND INTERESTS.......................................................    9

ARTICLE III   TREATMENT OF CLAIMS AND INTERESTS.....................................................   10

     A.       Unclassified Claims...................................................................   10

              1.       Payment of Administrative Claims.............................................   10

              2.       Payment of Priority Tax Claims...............................................   11
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     B.       Classified Claims and Interests.......................................................   11

              1.       Class 1 (Priority Claims)....................................................   11

              2.       Class 2 (Secured Claims).....................................................   11

              3.       Class 3 Claims (Convenience Claims)..........................................   11

              4.       Class 4 Claims (General Unsecured Claims)....................................   11

              5.       Class 5 Claims (Loral Claims) ...............................................   11

              6.       Class 6 Claims (Insured Claims)..............................................   12

              7.       Class 7 (Noteholder Securities Litigation Claims)............................   12

              8.       Class 8 (Shareholder Securities Litigation Claims)...........................   12

              9.       Class 9 (Interests)..........................................................   12

ARTICLE IV    MEANS FOR IMPLEMENTATION OF THE PLAN..................................................   12

     A.       Implementation of the Plan ...........................................................   12

              1.       Dissolution or Merger of Certain Debtors.....................................   12

              2.       Continued Existence of GCC...................................................   13

              3.       Ratification of Releases Granted Pursuant to Loral Settlement................   13

              4.       Ratification of Releases Granted Pursuant to QUALCOMM Settlement.............   14

              5.       Accounts.....................................................................   14

     B.       Preservation of Rights of Action......................................................   14

     C.       Termination of Certain Employee, Retiree and Workers' Compensation Benefits...........   14

              1.       Employee Benefits............................................................   14

              2.       Retiree Benefits.............................................................   14

              3.       Workers' Compensation Benefits...............................................   14

     D.       Cancellation and Surrender of Instruments, Securities and Other Documentation.........   15

     E.       Release of Liens......................................................................   15

     F.       Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes...   15

ARTICLE V     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................   15

     A.       Rejection of Executory Contracts and Unexpired Leases Generally.......................   15

     B.       Approval of Rejection of Executory Contracts and Unexpired Leases.....................   15
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     C.       Bar Date for Filing Proofs of Claim Relating to Executory Contracts and
              Unexpired Leases Rejected Pursuant to the Plan........................................   16

     D.       Contracts and Leases Entered into After the Petition Date.............................   16

ARTICLE VI    PROVISIONS GOVERNING DISTRIBUTIONS....................................................   16

     A.       Distributions for Claims or Interests Allowed as of the Effective Date................   16

     B.       Method of Distributions to Holders of Claims and Interests............................   16

     C.       Compensation and Reimbursement for Services Related to Distributions..................   16

     D.       Delivery of Distributions and Undeliverable or Unclaimed Distributions................   16

              1.       Delivery of Distributions....................................................   16

              2.       Undeliverable Distributions Held by Disbursing Agents........................   17

     E.       Effective Date........................................................................   18

     F.       Means of Cash Payments................................................................   18

     G.       Timing and Calculation of Amounts To Be Distributed...................................   19

              1.       Business Day.................................................................   19

              2.       Rounding.....................................................................   19

              3.       Compliance with Tax Requirements.............................................   19

     H.       Setoffs...............................................................................   19

     I.       Surrender of Canceled Instruments or Securities.......................................   19

              1.       Tender of Senior Note Certificates ..........................................   20

              2.       Lost, Stolen, Mutilated or Destroyed Senior Notes Certificate................   20

              3.       Failure to Surrender Senior Note Certificates................................   20

              4.       Senior Note Certificates in the Name and Custody of CEDE & Co................   20

              5.       Senior Note Certificates in the Name, but not the Custody, of CEDE & Co......   20

              6.       Uncertificated Senior Notes in the Name of CEDE & Co.........................   20

ARTICLE VII   PROCEDURES FOR RESOLVING DISPUTED CLAIMS UNDER THIS PLAN..............................   21

     A.       Prosecution of Objections.............................................................   21

     B.       No Distributions Pending Allowance....................................................   21

     C.       Disputed Claims Reserve...............................................................   21

              1.       Creation of the Disputed Claims Reserve......................................   21

              2.       Estimation...................................................................   21
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              3.       Maximum Amount of Noteholder Securities Litigation Claims
                       and Shareholder Securities Litigation Claims for Purposes of
                       the Disputed Claims Reserve .................................................   21

              4.       Initial Distributions........................................................   22

              5.       Additional Distributions on Account of Previously Allowed Claims.............   22

              6.       Dividends and Distributions..................................................   22

              7.       Recourse.....................................................................   22

              8.       Tax Reporting................................................................   23

     D.       Distributions After Allowance.........................................................   23

ARTICLE VIII  SUBSTANTIVE CONSOLIDATION OF THE DEBTORS..............................................   23

ARTICLE IX    CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.....................   24

     A.       Conditions to Confirmation............................................................   24

     B.       Conditions to the Effective Date......................................................   24

     C.       Waiver of Conditions to the Confirmation and Effective Date...........................   24

     D.       Effect of Nonoccurrence of Conditions to the Effective Date...........................   24

ARTICLE X     CRAMDOWN..............................................................................   25

ARTICLE XI    INJUNCTION AND RELEASES...............................................................   25

     A.       General Releases by Debtors, Non-Debtor Subsidiaries, and Holders of
              Claims Against and Interests in the Debtors of the Debtors, the Non-Debtor
              Subsidiaries, members of the Creditors Committee, GTL and Representatives of
              the Foregoing.........................................................................   25

     B.       General Releases by Non-Debtor Subsidiaries, and Holders of Claims Against and
              Interests in the Debtors of the Loral Entities and General Partners Committee
              Releasees.............................................................................   25

     C.       General Releases by Non-Debtor Subsidiaries, and Holders of Claims Against and
              Interests in the Debtors of QUALCOMM..................................................   26

     D.       General Releases by Non-Debtor Subsidiaries, and Holders of Claims Against and
              Interests in the Debtors or the GP Debtors............................................   26

     E.       Injunction And Stays..................................................................   26

              1.       General Injunction Related To Parties Released Pursuant to Plan .............   26

              2.       Injunction Relating to New Globalstar .......................................   26

              3.       Continuation of Stays and Injunctions........................................   27

              4.       Consent to Injunctions.......................................................   27

              5.       Indemnity....................................................................   27
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     F.       Termination of Subordination Rights and Settlement of Related Claims and
              Controversies.........................................................................   27

ARTICLE XII   RETENTION OF JURISDICTION.............................................................   28

ARTICLE XIII  MISCELLANEOUS PROVISIONS..............................................................   29

     A.       Dissolution of the Creditors Committee................................................   29

     B.       Exculpation...........................................................................   29

     C.       Modification of the Plan..............................................................   30

     D.       Revocation of the Plan................................................................   30

     E.       Severability of Plan Provisions.......................................................   30

     F.       Successors and Assigns................................................................   30

     G.       Applicability of Section 1145.........................................................   30

     H.       Service of Documents..................................................................   31
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                                  INTRODUCTION

                  Globalstar, L.P., Global Capital Corporation, Globalstar Services Company, Inc., and Globalstar, L.L.C. propose the following joint plan of liquidation (the "Plan") for the resolution of the outstanding claims against and interests in the Debtors (as hereinafter defined). Reference is made to the Disclosure Statement (as hereinafter defined), filed contemporaneously with the Plan, for a discussion of the Debtors' history, businesses, results of operations, historical financial information and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which are or will be filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review.

                  The Plan is a joint plan of liquidation and provides that the Debtors' chapter 11 cases will be substantively consolidated. Accordingly, and except as expressly provided for herein, all provisions of the Plan, including the definitions and distributions to creditors, shall apply to the assets and claims of the consolidated bankruptcy estates of the Debtors.

                ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

                  A.       DEFINED TERMS

                  As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

                  1. "ADMINISTRATIVE CLAIM" means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the businesses of the Debtors, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business or for the acquisition or lease of their properties, including intercompany obligations accorded priority pursuant to an order of the Bankruptcy Court, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, whether fixed before or after the Effective Date, (e) any fees or charges assessed against the estate of the Debtors under section 1930, chapter 123, title 28, United States Code, including any post-Confirmation Date and post-Effective Date fees and charges, and (f) any claims treated as Administrative Claims in accordance with this Plan.

                  2.       "ALLOWED CLAIM" means

                  a. Claim that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent or unliquidated, and (ii) is not otherwise a Disputed Claim;

                  b. Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been filed by the applicable bar date or otherwise been deemed timely filed under applicable law, and (ii) that is not otherwise a Disputed Claim; or

                  c. Claim that is allowed: (i) in any stipulation or agreement executed by the applicable Debtor and the applicable Claim holder on or after the Effective Date establishing the amount and nature of the Claim;
(ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court; (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

                  3. "ALLOWED. . .CLAIM" means an Allowed Claim in the particular Class or category specified.

                  4. "BALLOT" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim under the Plan.

                  5. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended.

                  6. "BANKRUPTCY COURT" means the United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such District Court.

                  7. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

                  8. "BASE CREDITOR SHARES" means 4,600,000 shares of New Globalstar Common Stock.

                  9. "BASE LORAL SHARES" means the number of Base Creditor Shares equal to the product of (a) the quotient of (i) $879,586,784 divided by
(ii) the sum of Allowed General Unsecured Claims and 879,586,784 and (b) the number of Base Creditor Shares.

                  10. "BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday (as defined in Bankruptcy Rule 9006(a)).

                  11. "CASH" means legal tender of the United States of America.

                  12. "CAUSE OF ACTION" means any action, cause of action, suit, account, controversy, agreement, promise, right to legal remedy, right to an equitable remedy (including any equitable subordination and recharacterization of claims actions), right to payment or claim, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly, indirectly or derivatively, in law, equity or otherwise.

                  13. "CHAPTER 11 CASE" means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court, and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

                  14. "CLAIM" means a claim, as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

                  15. "CLASS" means a class of Claims or Interests, as described in Article II.

                  16. "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

                  17. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

                  18. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

                  19. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

                                        2

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                  20.      "CONVENIENCE CLAIM" means a Claim, other than a
Senior Note Claim or Loral Claim, that would otherwise be a General Unsecured Claim, but with respect to each such Claim, the applicable Claim either (a) is equal to or less than $1,000 or (b) is reduced to $1,000 pursuant to a timely election by the Claim holder made on the Ballot.

                  21. "CREDITORS COMMITTEE" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

                  22. "DEBTORS" means, collectively, GLP, GCC, Globalstar Services Company, Inc., a Delaware corporation, and Globalstar, LLC, a Delaware limited liability company.

                  23. "DEBTORS IN POSSESSION" means the Debtors in their capacity as debtors in possession in the chapter 11 cases pursuant to sections 1101, 1107(c) and 1108 of the Bankruptcy Code.

                  24. "DISBURSING AGENT" means GCC, in its capacity as a disbursing agent, or its designee, in its capacity as disbursing agent under
Section VI.B.

                  25. "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

                  26. "DISPUTED CLAIM" means (a) a Claim to the extent that the allowance of such Claim is the subject of an objection, appeal or a motion to estimate interposed by a party in interest, which objection, appeal or motion has not been determined by a Final Order, (b) a Claim to the extent that the Claim is scheduled as disputed, contingent or unliquidated or (c) with respect to a Claim scheduled as other than disputed, contingent or unliquidated, that portion of such Claim in excess of the amount of such Claim scheduled by Debtors.

                  27. "DISPUTED CLAIMS RESERVE" means (a) Cash to be held in reserve for distribution to holders of Allowed Priority Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Convenience Claims and
(b) New Globalstar Class A Common Stock to be held in reserve for distribution to holders of Allowed General Unsecured Claims and Allowed Loral Claims (and, if applicable, Allowed Noteholder Securities Litigation Claims and Allowed Shareholder Securities Litigation Claims) as provided in Section VII.C.

                  28. "EFFECTIVE DATE" means the first Business Day on which all conditions to the Effective Date in Section IX.B have been met or waived pursuant to Section IX.C.

                  29. "ENTITY" means such term as defined in section 101(15) of the Bankruptcy Code.

                  30. "ESTATE" means, as to each Debtor, the estate created for that Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

                  31. "EXECUTORY CONTRACT AND UNEXPIRED LEASE" or "EXECUTORY CONTRACT OR UNEXPIRED LEASE" means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code, which, in the case of Executory Contracts and Unexpired Leases of real property, include Executory Contracts and Unexpired Leases granting rights or interests related to or appurtenant to the applicable real property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easements, operating agreements, vault, tunnel, or bridge agreements or franchises, development rights and any other interests in real estate or rights in rem related to the applicable real property.

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                  32.      "FINAL ORDER" means (a) an order of the Bankruptcy
Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, or order of the Bankruptcy Court that shall have been affirmed by the highest court to which such order was appealed, or as to which certiorari shall have been denied or reargument or rehearing shall have been denied or which resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

                  33. "GCC" means Globalstar Capital Corporation, a Delaware corporation, one of the Debtors and a wholly-owned subsidiary of GLP.

                  34. "GENERAL PARTNERS COMMITTEE" means the governing body of GLP.

                  35. "GENERAL PARTNERS COMMITTEE RELEASEES" means the following six individuals: Sir Ronald Grierson, Olof Lundberg, Russell R. Mack, Bernard L. Schwartz, A. Robert Towbin and Eric J. Zahler.

                  36. "GENERAL UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Priority Claim, Priority Tax Claim, Secured Claim, Convenience Claim, Insured Claim, Loral Claim, Noteholder Securities Litigation Claim or Shareholder Securities Litigation Claim.

                  37. "GLOBALSTAR ENTITIES" means GLP and all subsidiaries of GLP.

                  38. "GLP" means Globalstar, L.P., a Delaware limited partnership and one of the Debtors.

                  39. "GLP PARTNERSHIP INTERESTS" means the ordinary partnership interests and both classes of redeemable preferred partnership interests in GLP (including all ordinary partnership interests which are reserved to provide for purchases of interests by GTL upon exercise of options to purchase GTL common stock).

                  40. "GLP SUBSIDIARY DEBTORS" means, individually or collectively, a Debtor or Debtors other than GLP.

                  41. "GP DEBTORS" means, collectively, LGP (Bermuda) Ltd, a Bermuda company, Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership, Loral/QUALCOMM Partnership, L.P., a Delaware limited partnership, and Loral General Partner, Inc., a Delaware corporation.

                  42. "GTL" means Globalstar Telecommunications Limited, a Bermuda exempted company and a general partner of GLP.

                  43. "ICO" means ICO Global Communications (Holdings) Limited, a Delaware corporation.

                  44. "ICO INVESTMENT AGREEMENT" means the Investment Agreement, dated as of May 19, 2003, by and between the Debtors and ICO, as amended.

                  45. "INDENTURE TRUSTEE" means The Bank of New York, as indenture trustee under the Senior Note Indentures, or any successor thereto.

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                  46.      "INSURED CLAIMS" means General Unsecured Claims or
Loral Claims which are insured by insurance policy coverage against the loss or damage giving rise to such Claims, to the extent such Claims are solely payable under such insurance policy.

                  47. "INTEREST" means any capital stock, partnership interest, limited liability company membership interest or other ownership interest in a Debtor, including GLP Partnership Interests.

                  48. "LORAL" means Loral Space and Communications Ltd., a Bermuda company.

                  49. "LORAL CLAIMS" means all Claims of the Loral Entities other than (a) Cure Amount Claims, (b) Administrative Claims arising in an ordinary course of business commercial transaction between a Globalstar Entity or its Representatives on the one hand and a Loral Entity, GP Debtor, or one of their Representatives, on the other hand, (c) Claims arising under the Settlement Agreement, (d) Claims for indemnification covered by insurance policies to the extent of such insurance coverage, and (e) Loral Vendor Financing Claims.

                  50. "LORAL ENTITIES" means, collectively: (a) Loral; (b) Loral Space & Communications Corporation; (c) SS/L; (d) Loral/DASA Globalstar, L.P.; (e) Loral SpaceCom Corporation; (f) Loral Satellite, Inc.; (g) Loral CyberStar International, Inc.; and (h) all of the respective current direct and indirect subsidiaries and affiliates of the entities identified in subclauses
(a) through (g) of this Section I.A.50 (other than the Debtors, their Non-Debtor Subsidiaries, GlobalTel C.J.S.C., ATTS/Loral Mexico, L.P., Mexico Satellite LLC, Globalstar de Mexico S. de R.L. de C.V., Servicios Corporativos Alcance S.A. de C.V., Loral/DASA Globalstar, L.P., Loral/DASA Brasil Holdings Ltda., and Globalstar do Brasil, S.A.).

                  51. "LORAL RELEASE" means the release to be granted pursuant to Section XI.B hereof to implement and effectuate the Loral Settlement Agreement, subject to revocation pursuant to Sections 8.4 and 9.4 of the Loral Settlement Agreement.

                  52. "LORAL SETTLEMENT AGREEMENT" means the Settlement Agreement and Release, dated April 8, 2003, by and among the Creditors Committee, GLP, and Loral and certain of their respective affiliates.

                  53. "LORAL SHARES" means the number of Base Creditor Shares equal to the difference between the number of Base Loral Shares minus the number of Reallocated Shares.

                  54. "LORAL VENDOR FINANCING CLAIMS" means pass through vendor financing Claims of third party subcontractors to SS/L, as listed on
Schedule 7.1 of the Loral Settlement Agreement, including those arising under that certain agreement, dated as of February 16, 1994, between SS/L and GLP, as such agreement may have been subsequently modified, amended or supplemented.

                  55. "MAXIMUM ALLOWABLE AMOUNT" means, (a) with respect to any Disputed Claim (other than Noteholder Securities Litigation Claims and Shareholder Securities Litigation Claims), the greater of (i) least of the amount (A) set forth in the proof(s) of Claim filed by the holder thereof, (B) determined by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction as the maximum fixed amount of such Claim or as the estimated amount for such Claim for allowance, distribution and reserve purposes, (C) in the case of a proof of Claim filed in an unliquidated, undetermined or contingent amount, (x) as determined by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction or (y) the estimated amount of such Claim as determined by a Final Order of the Bankruptcy Court in accordance with Section VII.C.2, or (D) as agreed upon, in writing, by the Debtors and the holder of a Disputed Claim, and (ii) in the case of an unliquidated, undetermined or contingent amount for which clauses (i)(C) or
(i)(D) do not apply, the amount based determined by a good faith estimate by the Debtors and (b) with respect to Noteholder Securities Litigation Claims and Shareholder Securities Litigation Claims, the amounts set forth in Section VII.C.8.

                  56. "NEW GLOBALSTAR" means New Globalstar Corporation, a Delaware corporation, which was incorporated on May 6, 2003.

                  57. "NEW GLOBALSTAR CLASS A COMMON STOCK" means Class A Common Stock to be issued by New Globalstar.

                  58. "NON-DEBTOR SUBSIDIARIES" mean all of the Debtors' non-debtor subsidiaries which the Debtors own as of the date hereof or in which the Debtors will acquire a controlling interest through and including the Effective Date, including Globalstar Corporation, Globalstar Satellite Services, Inc., Globalstar Europe Satellite Services Ltd., Globalstar Republica Dominicana, S.A., Globalstar Japan, K.K., Stonestreet Holdings N.V., Globalstar (Mauritius), Globalstar Canada Satellite Co., Globalstar Canada Holding Co., ATSS/Loral Netherlands B.V., ATSS Canada, Inc., Mobile Satellite Services B.V., Globalstar Europe S.A.R.L., Globalstar USA, LLC, Globalstar Caribbean Ltd., and Globalstar Canada Co.

                  59. "NOTEHOLDER SECURITIES LITIGATION CLAIMS" means any Claim against any of the Debtors, whether or not subject to an existing lawsuit, arising from rescission of a purchase or sale of a debt security (including any warrant or right to purchase, sell or subscribe for any debt security in the Debtor) of the Debtor or an affiliate of the Debtor, for damages arising from such purchase or sale of such a security, or for reimbursement or contribution on account of such Claim, whether or not transferable, including, without limitation, those Claims asserted in the Securities Class Action.

                  60. "PERSON" shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

                  61.      "PETITION DATE" means February 15, 2002.

                  62. "PLAN" means this Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code, to the extent applicable to any Debtor, as the same may be amended, modified or supplemented.

                  63. "PRIORITY CLAIM" a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

                  64. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code. A Priority Tax Claim shall not include any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such penalty shall be treated as a General Unsecured Claim.

                  65. "PROFESSIONAL" means any professional employed in the Chapter 11 Cases pursuant to sections 327, 328 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

                  66. "PRO RATA" means (a) when used with reference to the distribution of the Base Creditor Shares to a holder of an Allowed General Unsecured Claim, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the sum of all Allowed General Unsecured Claims and $879,586,784, (b) when used with reference to the distribution of the Reallocated Shares to a holder of an Allowed General Unsecured Claim, an Allowed Noteholder Securities Litigation Claim or an Allowed Shareholder Securities Litigation Claim, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the sum of all Allowed General Unsecured Claims, Allowed Noteholder Securities Litigation Claims and Allowed Shareholder Securities Litigation Claims as to which the holder is bound by the Third Party Release and
(c) when used with reference to the distribution of the Loral Shares to a holder of an Allowed Loral Claim, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to $879,586,784.

                  67. "QUALCOMM" means QUALCOMM Incorporated, a Delaware corporation.

                  68. "QUALCOMM SETTLEMENT AGREEMENT" means the _____________, dated as of _____________, among the Debtors, the Committee, and QUALCOMM.

                  69. "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

                  70. "REALLOCATED CLAIM AMOUNT" means (a) if the Confirmation Order binds all holders of Claims to the Third Party Release, $437.5 million or (b) if the Confirmation Order binds some, but not all, holders of Claims to the Third Party Release, $420.0 million.

                  71. "REALLOCATED SHARES" a number of the Base Creditor Shares equal to the product of (a) the quotient of (i) the Reallocated Claim Amount divided by (ii) the sum of all Allowed General Unsecured Claims and $879,586,784, multiplied by (b) the number of Base Creditor Shares.

                  72. "RECOVERY ACTIONS" means, collectively and individually: (a) preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 510, 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy or non-bankruptcy law; (b) claims or causes of action arising out of illegal dividends or similar theories of liability; (c) claims or causes of action based on piercing the corporate veil, alter ego liability, or similar legal or equitable theories of recovery arising out of the ownership or operation of the Debtors; (d) claims or causes of action based on unjust enrichment; (e) claims or causes of action for breach of fiduciary duty, mismanagement, malfeasance or fraud against any of the Debtors; (f) claims or causes of action relating to the provision of retiree medical benefits and the provision of director and officer liability insurance or indemnification; and (g) claims or causes of action arising out of any contracts or other agreements between or among any of the Debtors.

                  73. "REPRESENTATIVE(S)" means, with respect to any entity, any and all of its officers, directors, members of its general partners' committee (including, as to GLP, the General Partners Committee), direct or indirect general partners, direct or indirect limited partners, attorneys, advisors and investment bankers, in each case, solely in their capacity as such.

                  74. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been or may be amended, modified or supplemented.

                  75. "SECONDARY LIABILITY CLAIM" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or (g) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

                  76. "SECURED CLAIM" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

                  77. "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  78. "SECURITIES CLASS ACTION" means the consolidated class action, In re Globalstar Securities Litigation, 01 Civ. 1748 (SHS) pending in the United States District Court for the Southern District of New York, for which the class has not yet been certified.

                  79. "SENIOR NOTE CLAIM" means a prepetition Claim by the holders of the Senior Notes.

                  80. "SENIOR NOTE INDENTURES" means, collectively, (a) the Indenture, dated as of February 15, 1997, relating to GLP and GCC's 11.375% Senior Notes due 2004; (b) the Indenture, dated as of June 1, 1997, relating to GLP and GCC's 11.25% Senior Notes due 2004; (c) the Indenture, dated as of October 15, 1997, relating to GLP and GCC's 10.75% Senior Notes due 2004; and
(d) the Indenture, dated as of May 20, 1998, relating to GLP and GCC's 11.5% Senior Notes due 2005.

                  81. "SENIOR NOTES" means, collectively, the 11.375% Senior Notes due February 15, 2004, the 11.25% Senior Notes due June 15, 2004, the 10.75% senior notes due November 1, 2004, and the 11.5% Senior Notes due June 1, 2005, issued by GLP and GCC as co-obligors.

                  82. "SHAREHOLDER SECURITIES LITIGATION CLAIMS" means any Claim against any of the Debtors, whether or not subject to an existing lawsuit, arising from rescission of a purchase or sale of a security (including any warrant or right to purchase, sell or subscribe for any equity security in the Debtor) of the Debtor or an affiliate of the Debtor, for damages arising from such purchase or sale of such a security, or for reimbursement or contribution on account of such Claim, whether or not transferable. Shareholder Securities Litigation Claims include any such Claims by GTL shareholders against any of the Debtors, including, without limitation, those Claims asserted in the Securities Class Action.

                  83. "SS/L" means Space Systems/Loral, Inc., a Delaware corporation.

                  84. "TAX" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, employment, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

                  85. "THIRD PARTY RELEASES" means a release providing that each (a) Non-Debtor Subsidiary, (b) holder of (i) a Claim (whether or not allowed) against or Interest in a Debtor or (ii) a GLP Partnership Interest, and
(c) Person participating in exchanges and distributions under or pursuant to the Plan shall be enjoined from commencing and continuing any Cause of Action, Recovery Action, employment of process or act to collect, offset or recover and shall release any Claim, Cause of Action and/or Recovery Action arising from the beginning of time through the Confirmation Date against the Loral Entities or any Representative thereof in any way directly or indirectly relating to or concerning the Debtors, including without limitation their management and operations, the Chapter 11 Cases or the Plan (other than (i) claims arising after the Confirmation Date under any Assumed Contract; (ii) claims for all sums due in connection with ordinary course postpetition commercial transactions between any Loral Entity and any Globalstar Entity; and/or (iii) claims arising under the Loral Settlement Agreement).

                  86. "VENDOR FINANCING AGREEMENTS" means the agreement, dated as of February 16, 1994, between SS/L and GLP, as such agreements may have been subsequently modified, amended or supplemented.

                  B.       RULES OF INTERPRETATION AND COMPUTATION OF TIME

                  1.       RULES OF INTERPRETATION

                  For purposes of the Plan, unless otherwise provided herein:
(a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document means such document as it may have been or may be amended, modified or supplemented pursuant to the Plan, Confirmation Order or otherwise; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections and Articles are references to Sections and Articles of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, certificates of incorporation, bylaws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, and except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction; (i) "including" means "including without limitation" and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

                  2.       COMPUTATION OF TIME

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                   ARTICLE II CLASSES OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Sections III.A.1 and III.A.2, respectively, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. Notwithstanding anything contained herein to the contrary, no Claim or Interests (including Administrative Claims) shall be entitled to or receive postpetition interest.

Class                                                       Status
----------------------------------------------------------------------------------------
CLASS 1 (PRIORITY CLAIMS)                                   Unimpaired
----------------------------------------------------------------------------------------
CLASS 2 (SECURED CLAIMS)                                    Unimpaired
----------------------------------------------------------------------------------------
CLASS 3 (CONVENIENCE CLAIMS)                                Impaired
----------------------------------------------------------------------------------------
CLASS 4 (GENERAL UNSECURED CLAIMS)                          Impaired
----------------------------------------------------------------------------------------
CLASS 5 (LORAL CLAIMS)                                      Impaired
----------------------------------------------------------------------------------------
CLASS 6 (INSURED CLAIMS CLASS)                              Impaired
----------------------------------------------------------------------------------------

CLASS 7 (NOTEHOLDER SECURITIES LITIGATION CLAIMS)           Impaired
----------------------------------------------------------------------------------------
CLASS 8 (SHAREHOLDER SECURITIES LITIGATION CLAIMS)          Impaired
----------------------------------------------------------------------------------------
CLASS 9 (INTERESTS)                                         Impaired/ Deemed to Reject
----------------------------------------------------------------------------------------

                  ARTICLE III TREATMENT OF CLAIMS AND INTERESTS

                  A.       UNCLASSIFIED CLAIMS

                  1.       PAYMENT OF ADMINISTRATIVE CLAIMS

                           a.       ADMINISTRATIVE CLAIMS IN GENERAL

                  Except as specified in this Section III.A.1 and Section IV.A.4, unless otherwise agreed to by the holder of an Administrative Claim and the applicable Debtor, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, on the later of (i) the Effective Date or (ii) 30 days after such Administrative Claim becomes an Allowed Administrative Claim, or as soon after such dates is practicable, Cash in an amount equal to such Allowed Administrative Claim.

                           b.       STATUTORY FEES

                  On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in Cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by the Debtors in accordance therewith until the closing of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

                           c.       ORDINARY COURSE LIABILITIES

                  Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business will be paid by the applicable Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims.

                           d.       PROFESSIONAL COMPENSATION AND REIMBURSEMENT
                                    CLAIMS.

                  Entities seeking payment under section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases through and including the Effective Date shall (a) file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and (b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, or (ii) upon such other terms as may be mutually agreed upon by such holder of an Administrative Expense Claim and the Debtors.

                           e.       INDENTURE TRUSTEE'S FEES AND EXPENSES

                  The Indenture Trustee shall have an Allowed Administrative Claim in an amount equal to the reasonable and necessary fees and expenses incurred by the Indenture Trustee and its counsel to the extent provided in the Senior Notes Indentures. On or before 60 days after the Effective Date, the Indenture Trustee shall provide the Debtors, New Globalstar, and the Committee with a reasonably detailed invoice for such fees and expenses incurred through and including the Effective Date. If a dispute arises as to such fees and expenses, then such dispute shall be resolved by the Bankruptcy Court.

                  2. PAYMENT OF PRIORITY TAX CLAIMS. Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, on the later of (i) the Effective Date or (ii) 30 days after such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon after such dates is practicable, Cash in an amount equal to such Allowed Priority Tax Claim

                  B.       CLASSIFIED CLAIMS AND INTERESTS

                  1. CLASS 1 (PRIORITY CLAIMS) are unimpaired. On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Claim in Class 1 will receive Cash equal to the amount of such Claim in full and complete satisfaction of such Claim. Each holder of a Priority Claim is not entitled to vote and is conclusively presumed to have voted to accept the Plan.

                  2. CLASS 2 (SECURED CLAIMS) are unimpaired. On the Effective Date or as soon after as is practicable, unless otherwise agreed by a Claim holder and the applicable Debtor, each holder of an Allowed Secured Claim will receive Cash in an amount equal to such Allowed Secured Claim in full and complete satisfaction of such Claim. Each holder of a Secured Claim is not entitled to vote and is conclusively presumed to have voted to accept the Plan.

                  3. CLASS 3 CLAIMS (CONVENIENCE CLAIMS) are impaired. On the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Convenience Claim will receive Cash in an amount equal to such Claim (as reduced, if applicable) in full and complete satisfaction of such Allowed Convenience Claim. Each holder of a Convenience Claim shall be entitled to vote to accept or reject the Plan.

                  4. CLASS 4 CLAIMS (GENERAL UNSECURED CLAIMS) are impaired. Unless otherwise provided in this Plan, on the Effective Date or as soon thereafter as is practicable, each holder of an Allowed General Unsecured Claim will receive, in full satisfaction of such Allowed Claim, (i) its Pro Rata share of the Base Creditor Shares and (ii) if such holder is bound by the Third Party Release, its Pro Rata share of the Reallocated Shares. Each holder of a General Unsecured Claim shall be entitled to vote to accept or reject the Plan.

                           a. ALLOWANCE OF LORAL VENDOR FINANCING CLAIMS. The Loral Vendor Financing Claims are hereby Allowed in the aggregate amount of $52,413,216.

                           b. ALLOWANCE OF QUALCOMM CLAIMS. The claims of QUALCOMM and its affiliates are hereby Allowed in the aggregate amount of $_____________.

                           c. ALLOWANCE OF SENIOR NOTES CLAIMS. The Senior Notes Claims are hereby Allowed as follows:
                                    11.375% Senior Notes due February 15, 2004,
                                    are allowed in the aggregate amount of
                                    __________; the 11.25% Senior Notes due June
                                    15, 2004, are allowed in the aggregate
                                    amount of __________; the 10.75% senior
                                    notes due November 1, 2004 are allowed in
                                    the aggregate amount of __________; and the
                                    11.5% Senior Notes due June 1, 2005, are
                                    allowed in the aggregate amount of
                                    __________.

                  5. CLASS 5 CLAIMS (LORAL CLAIMS) are impaired. Unless otherwise provided in this Plan, on the Effective Date or as soon thereafter as is practicable, each holder of an Allowed Loral

Claim will receive, in full satisfaction of such Allowed Loral Claim, its Pro Rata share of the Loral Shares. Each holder of a Loral Claim shall be entitled to vote to accept or reject the Plan.

                           a. ALLOWANCE OF LORAL CLAIMS. The Loral Claims are Allowed in the aggregate amount of $879,586,784.

                           b. REDUCTION IN LORAL CLAIMS IN EVENT OF FULL THIRD PARTY RELEASE. Upon the Confirmation Order becoming a Final Order, if the Confirmation Order binds all holders of Claims against the Debtors and all holders of Interests in the Debtors, including GLP Partnership interests, to the Third Party Release, the distribution otherwise allocable to the Loral Entities on account of $437.5 million of the Allowed Loral Claim shall be distributed to the holders of Allowed Class 4 Claims, Allowed Class 7 Claims and Allowed Class 8 Claims.

                           c. REDUCTION IN LORAL CLAIMS IN ABSENCE OF FULL THIRD PARTY RELEASE. Upon the Confirmation Order becoming a Final Order, if the Confirmation Order binds some but not all holders of Claims against the Debtors and all holders of Interests in the Debtors, including GLP Partnership interests to the Third Party Release, the distribution otherwise allocable to the Loral Entities on account of $420.0 million of the Allowed Loral Claim shall be distributed to the holders of Allowed Class 4 Claims, Allowed Class 7 Claims and Allowed Class 8 Claims who, in each case, are bound by the Third Party Release.

                  6. CLASS 6 CLAIMS (INSURED CLAIMS) are impaired. Each holder of an Allowed Insured Claim is only entitled to payment from proceeds payable to the holder thereof under any pertinent insurance policies. Each holder of an Insured Claim shall be entitled to vote to accept or reject the Plan.

                  7. CLASS 7 (NOTEHOLDER SECURITIES LITIGATION CLAIMS) are impaired. Each holder of an Allowed Noteholder Securities Litigation Claim shall receive (i) no distributions under the Plan if it is not bound by the Third Party Release and (ii) if such holder is bound by the Third Party Release, its Pro Rata share of the Reallocated Shares. Each holder of a Noteholder Securities Litigation Claim shall be entitled to vote to accept or reject the Plan.

                  8. CLASS 8 (SHAREHOLDER SECURITIES LITIGATION CLAIMS) are impaired. Each holder of an Allowed Shareholder Securities Litigation Claims shall receive (i) no distributions under the Plan if it is not bound by the Third Party Release, and (ii) if such holder is bound by the Third Party Release, its Pro Rata share of the Reallocated Shares. Each holder of a Shareholder Securities Litigation Claim shall be entitled to vote to accept or reject the Plan.

                  9. CLASS 9 (INTERESTS) are impaired. The holders of the Interests shall receive no distributions under the Plan. Each holder of a GLP Partnership Interest in Class 9 shall be deemed to reject the Plan.

                 ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN

                  A.       IMPLEMENTATION OF THE PLAN

                  1.       DISSOLUTION OR MERGER OF CERTAIN DEBTORS

                  On or after the Effective Date, one of the following consolidation transactions, at the option of the Debtors, shall occur with respect to each of GLP, Globalstar Services Company, Inc. and Globalstar, LLC:

                           (a)      Such Debtor shall transfer all of its
assets, if any, to GCC. GCC, or its designee (which may include New Globalstar), shall be appointed as representative of the estate of such Debtor for the prosecution of any claim or interest belonging to such Debtors or its estate. Such Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken or payments to be made in connection therewith, and such Debtor upon its dissolution shall file with the Office of the Secretary of State for Delaware a certificate of dissolution, which may be executed by an officer of such Debtor without the need for approval by the General Partners Committee, its Board of Directors or its managers, as the case may be, or by its equity holders. From and after the Effective Date, such Debtor shall not be required to file any document, or take any other action, or obtain any approval from the General Partners Committee, its Board of Directors, or its managers, as the case may be, or from its equity holders, to withdraw its business operation from any states in which such Debtor previously conducted its business operations.

                           (b)      Such Debtor shall be merged into GCC and GCC
shall continue as the surviving entity.

                  2.       CONTINUED EXISTENCE OF GCC

                           (a)      From and after the Effective Date, GCC shall
continue in existence for the purpose of (i) winding-down its affairs, (ii) liquidating, by conversion to Cash or other methods, or otherwise disposing of, any remaining assets of its bankruptcy estate, as expeditiously as reasonably possible, including those assets acquired from the other Debtors, (iii) enforcing and prosecuting Claims, Interests, rights and privileges of the Debtors and their bankruptcy estates, including the prosecution of avoidance actions, (iv) resolving Disputed Claims, (v) administering the Plan and taking such actions as are necessary to effectuate the Plan, and (vi) filing appropriate tax returns.

                           (b)      On and after the Effective Date, GCC may,
without further approval of the Bankruptcy Court, use, sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of its remaining assets for the purpose of liquidating or converting such assets to Cash, making distributions and fully consummating the Plan.

                           (c)      From and after the Effective Date,
[____________], [____________] and [____________], shall be appointed the directors of GCC and they and such other persons as they may appoint shall be officers of GCC (and all bylaws, articles or certificates of incorporation, and related corporate documents are deemed amended by the Plan to permit their continued service) and such directors and officers of GCC shall serve in such capacities through the earlier of the date GCC is dissolved in accordance with
Section IV.A.2.e of the Plan and the date such director or officer resigns, is terminated or otherwise unable to serve; provided, however, that, in the event that any director or officer of GCC resigns, is terminated or unable to serve as a director or officer, then the Committee or its designee shall have the right to select a successor who shall be appointed a director or officer of GCC, and shall serve in such capacity until GCC is dissolved in accordance with Section IV.A.1 (d) of the Plan or until such director resigns, or is replaced or is terminated. After the Effective Date, any officer or director of GCC may be terminated "for cause" (including fraud, negligence or misconduct) by GCC.

                           (d)      From and after the Effective Date, the
director and officers of GCC shall be authorized to operate GCC for the purposes set forth in Section IV.A.2.a. without the need for any further notice to or approval by the stockholder of GCC.

                           (e)      Upon the distribution of all assets of GCC
and its estate pursuant to the Plan and the filing by or on behalf of GCC of a certification to that effect with the Bankruptcy Court, GCC shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on its behalf or payments to be made in connection therewith; provided, however, that GCC shall file with the Office of the Secretary of State of Delaware a certificate of dissolution which may be executed by an officer of the GCC without the need for approval by the Board of Directors or shareholders. From and after the Effective Date, the GCC shall not be required to file any document, or take any other action, or obtain any approval from the Board of Directors or stockholders, to withdraw their business operations from any states in which the Debtors previously conducted their business operations.

                  3.       RATIFICATION OF RELEASES GRANTED PURSUANT TO LORAL
                           SETTLEMENT

                  This Plan ratifies the Loral Settlement Agreement and the releases granted pursuant to the Loral Settlement Agreement are extended to cover the period from April 14, 2003 through the Confirmation Date, in each case subject to the Loral Entities and the GP Debtors executing a ratification thereof as of the Confirmation Date.

                  4. RATIFICATION OF RELEASES GRANTED PURSUANT TO QUALCOMM SETTLEMENT

                  This Plan ratifies the QUALCOMM Settlement Agreement and the releases granted pursuant to QUALCOMM Settlement Agreement are extended to cover the period from the date of approval thereof through the Confirmation Date, subject to QUALCOMM executing a ratification thereof as of the Confirmation Date.

                  5.       ACCOUNTS

                   The Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan, and may invest all or a portion of the Cash, (i) in tax exempt instruments, (ii) as permitted by section 345 of the Bankruptcy Code, or
(iii) otherwise as authorized by the Bankruptcy Court.

                  B.       PRESERVATION OF RIGHTS OF ACTION

                  Except as otherwise provided herein, in accordance with
section 1123(b) of the Bankruptcy Code, from and after the Effective Date, GCC or its designee will continue to have and may enforce any and all Causes of Actions that it may hold (including Causes of Action acquired pursuant to Section IV.A.1) against any Entity, including actions for equitable subordination and recharacterization of claims and the Recovery Actions against any Entity to the extent not released under Section XII.C. GCC may pursue such retained Causes of Actions, as appropriate, in accordance with the best interests of the Debtor. Notwithstanding the foregoing, no Causes of Action and/or Recovery Actions may be asserted against any Entity released pursuant to the Plan, the Loral Settlement, and/or in any contract, instrument, release or other agreement approved by the Court or entered into after the Effective Date.

                  C. TERMINATION OF CERTAIN EMPLOYEE, RETIREE AND WORKERS' COMPENSATION BENEFITS

                  1.       EMPLOYEE BENEFITS

                  From and after the Effective Date, all existing employee benefit policies, plans and agreements of the Debtors will be terminated to the extent not transferred to New Globalstar in connection with the consummation of the transactions contemplated by the ICO Investment Agreement, including, (i) medical, dental, vision, prescription drug, life, travel accident and accidental death and dismemberment insurance; (ii) paid leave (which incorporates sick, personal and bereavement leave), short-term disability pay and long-term disability insurance; (iii) vacation and holiday pay; (iv) bonus and severance programs; (v) tuition assistance policies; (vi) savings plan; (vii) employee assistance program; and (viii) other optional employee paid programs. Assets in the defined benefit plan, known as the Retirement Plan of Space Systems/Loral, Inc. will remain in the Retirement Plan of Space Systems/Loral; however, employees of the Debtors will cease participating and accruing benefits in that retirement plan on the earlier of the date employment with the Debtors ceases or on October 25, 2003, the date the plan administrator has given notice to the Debtors' employees that it will suspend such participation and benefit accruals.

                  2.       RETIREE BENEFITS

                  Pursuant to an agreement with Loral, the Debtors will cease any and all liabilities for medical care benefits previously provided to retirees of the Debtors. Pursuant to that agreement, Loral will assume certain liabilities for continued medical care benefits to eligible retirees and their eligible dependents.

                  3.       WORKERS' COMPENSATION BENEFITS

                  The workers' compensation program of the Debtors (maintained with Kemper until August 20, 2003 and through the State Fund effective August 21, 2003) shall be deemed to be an executory contract and assumed by the Debtors and all liabilities assigned to New Globalstar.

                  D. CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER DOCUMENTATION

                  On the Effective Date and concurrently with the applicable distributions made pursuant to Article IV, the Senior Notes, the Senior Note Indentures, any vendor financing agreements, any credit facility and any other prepetition debt instruments will be canceled and of no further force and effect, without any further action on the part of any Debtor. The GLP Partnership Interests and Interests in the GLP Subsidiary Debtors shall be deemed canceled and of no further force and effect when the Debtors are dissolved in accordance with Sections IV.A.1 and IV.A.2. The holders of or parties to such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VI.I.

                  E.       RELEASE OF LIENS

                  Except as otherwise provided in the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article IV, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged.

                  F. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

                  The Chief Executive Officer, President, Chief Financial Officer or any Vice President, of each Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following actions taken under, in furtherance of or in connection with the Plan (including the transfer of assets to GCC and any subsequent transfer of assets) shall not be subject to any stamp, real estate, transfer, mortgage recording or other similar tax: (a) the issuance, transfer or exchange of securities; (b) the making or assignment of any lease or sublease; or (c) the making or delivery of any deed, bill of sale, assignment or other instrument of transfer.

                   ARTICLE V TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

                  A. REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES GENERALLY

                  On the Confirmation Date, all Executory Contracts and Unexpired Leases that exist between a Debtor and any person shall be deemed rejected as of the Confirmation Date, except for any Executory Contract or Unexpired Lease (a) that has been assumed or rejected pursuant to an order of the

Bankruptcy Court entered prior to the Confirmation Date or (b) as to which a motion for approval of the assumption or rejection of such contract or lease has been filed prior to the Confirmation Hearing.

                  B. APPROVAL OF REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the Executory Contracts and Unexpired Leases rejected pursuant to Section V.A of the Plan.

                  C. BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO THE PLAN

                  Claims arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan must be filed with [_____________] no later than 30 days after the Confirmation Date. Any Claims not filed within such applicable time periods will be forever barred from receiving a distribution from the Estates.

                  D.       CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION
                           DATE

                  Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor and not previously assigned to New Globalstar, will be assigned to New Globalstar as of the Effective Date and performed by New Globalstar in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

                  ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS

                  A. DISTRIBUTIONS FOR CLAIMS OR INTERESTS ALLOWED AS OF THE EFFECTIVE DATE

                  Except as otherwise provided in this Article VI, distributions of Cash or Base New Globalstar Class A Common Stock to be made on the Effective Date to holders of Claims that are Allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (1) 45 days after the Effective Date, or (2) such later date when the applicable conditions of Section VI.D.2 (regarding undeliverable distributions) or Section VI.I (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims or Interests that become Allowed Claims after the Effective Date will be made pursuant to Section VII.D.

                  B.       METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS AND
                           INTERESTS

                  The Disbursing Agent will make all distributions required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other Entities to make or assist in making the distributions required by the Plan.

                  C. COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

                  The Disbursing Agent (other than GLP) providing services related to distributions pursuant to the Plan will receive from GLP, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with GLP and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims receiving distributions.

                  D. DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

                  1.       DELIVERY OF DISTRIBUTIONS

                           a.       GENERALLY

                  Except as otherwise provided in this Section VI.D.1 and
Section VI.D.2, distributions to holders of Allowed Claims will be made by a Disbursing Agent: (i) at the addresses set forth on the respective proofs of Claim filed by holders of such Claims; (ii) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of filing of any related proof of Claim; or (iii) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address.

                           b. SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF SENIOR NOTE CLAIMS

                  Subject to the requirements of Section VI.I, distributions to holders of Allowed Senior Note Claims will be made by the Disbursing Agent to the record holders of the Senior Notes as of the Effective Date, as identified on a record holder register to be provided to the Disbursing Agent by the Indenture Trustee as soon as practicable after the Effective Date. This record holder register will provide the name, address, and holdings of each respective registered holder of Senior Notes as of the Effective Date. Each entry on the record holder register will be treated as an Allowed General Unsecured Claim for purposes of distributions made pursuant to this Article VI. The Disbursing Agent and the Indenture Trustee shall be authorized and entitled to recognize and deal for all purposes under the Plan with the record holders set forth on the record holder register except as provided in Section VI.D.1.c.

                           c. SPECIAL PROVISIONS RELATED TO CERTAIN HOLDERS ENTITLED TO THIRD PARTY RELEASE

                  Distributions to holders of Claims on account of the Third Party Release will be made only to those record holders stated on the claims register as of the close of business on the Effective Date. Any party acquiring a Claim (including a Senior Note Claim) from an entity that is bound by the Third Party Release shall be bound by such Third Party Release as if such acquiring entity had agreed to be bound to the Third Party Release.

                  Distributions, if any, on account of Allowed Noteholder Securities Litigation Claims and Allowed Shareholder Securities Litigation Claims will be made to the Confirmation Date, to lead counsel in the Securities Class Action.

                           d. SPECIAL PROVISIONS RELATED TO HOLDERS OF LORAL CLAIMS

                  Distributions on account of Allowed Loral Claims shall be made to Loral for distribution to holders of Loral Claims.

                  2.       UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

                           a. HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS; UNDELIVERED NEW GLOBALSTAR CLASS A COMMON STOCK

                           (i)      If any distribution to a holder of an
Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Subject to Section VI.I, undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to this
Section VI.D.2.a until such time as a distribution becomes deliverable.

Any undeliverable Cash (including dividends or other distributions on account of undeliverable New Globalstar Class A Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable Cash will invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Undeliverable New Globalstar Class A Common Stock will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

                           (ii)     On each anniversary of the Effective
Date that undeliverable distributions are being held on behalf of holders of Claims, the applicable Disbursing Agent will file with the Bankruptcy Court a list identifying all such holders.

                           b.       AFTER DISTRIBUTIONS BECOME DELIVERABLE

                  On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each such distribution will include, to the extent applicable, a Pro Rata share of dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Globalstar Class A Common Stock included in such distribution.

                           c.       FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

                  Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and
(ii) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Debtors, New Globalstar or their property. In such cases with respect to Allowed General Unsecured Claims (and Noteholder Securities Litigation Claims and Shareholder Securities Litigation Claims entitled to Third Party Release), (i) New Globalstar Class A Common Stock will be retained for redistribution to holders of Allowed Claims in such Classes, pursuant to Section VII.C, and (ii) for purposes of this redistribution, each Allowed Claim for which such distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any other Class, unclaimed Cash will become property of New Globalstar, free of any restrictions thereon. Nothing contained in the Plan will require any Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

                  E.       EFFECTIVE DATE

                  As of the close of business on the Confirmation Date, the claims register shall be closed with respect to all claims other than Senior Note Claims, and there shall be no further changes in the record holder of any Claim. The Disbursing Agent shall have no obligation to recognize any transfer of any Claim occurring after the Confirmation Date. The Disbursing Agent shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Confirmation Date.

                  As of the close of business on the Effective Date, the respective transfer registers for the Senior Notes, as maintained by the Indenture Trustee, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Senior Note that occurs after the close of business on the Effective Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Senior Notes who are identified on a record holder register as provided to the Disbursing Agent as of the close of business on the Effective Date.

                  Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Confirmation Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Confirmation Date.

                  F.       MEANS OF CASH PAYMENTS

                  Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by GCC or, at the option of GCC, by wire transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Claims may be made, at the option of GCC, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  G.       TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

                  1.       BUSINESS DAY

                  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  2.       ROUNDING

                  Notwithstanding any other provision of the Plan, only whole numbers of New Globalstar Class A Common Stock will be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of New Globalstar Class A Common Stock that is not a whole number, the actual distribution of such New Globalstar Class A Common Stock will be rounded in a manner determined by GCC to be equitable. The total number of New Globalstar Class A Common Stock to be distributed on account of Allowed Claims and Interests will not exceed the number provided for in Article III. No consideration will be provided in lieu of fractional securities that are rounded down.

                  3.       COMPLIANCE WITH TAX REQUIREMENTS

                           a.       In connection with the Plan, to the extent
applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including but not limited to requiring recipients to fund the payment of such withholding as a condition to delivery or entering into arrangements for the sale of a sufficient number of New Globalstar Class A Common Stock otherwise to be distributed to a recipient subject to a withholding requirement in order to generate net proceeds sufficient to fund the payment of any such withholding.

                           b.       Notwithstanding any other provision of the
Plan, each Entity receiving a distribution of Cash or New Globalstar Class A Common Stock pursuant to the terms hereof will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding, and other Tax obligations.

                  H.       SETOFFS

                  1. Except with respect to claims of a Debtor released pursuant to Section IV.A.2, Section XI.C or otherwise, GCC, or as instructed by GCC, a Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights, and causes of action of any nature that the Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors of any claims, rights, and causes of action that the Debtors may possess against such a holder of a Claim.

                  I.       SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

                  As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by note certificates, stock certificates or other written instruments or other documentation canceled pursuant to Section IV.D, the holder of such Claim must tender, as specified in this Section VI.I, the applicable certificates, instruments, or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VI.D.2.

                  1.       TENDER OF SENIOR NOTE CERTIFICATES

                  Except as provided in Section VI.I.2 for lost, stolen, mutilated or destroyed Senior Note certificates, each holder of an Allowed Senior Note Claim must tender the applicable Senior Note certificates to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holder by the Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Senior Note certificates to act and the authenticity of any signatures required thereon. All surrendered Senior Note certificates will be marked as canceled.

                  2.       LOST, STOLEN, MUTILATED OR DESTROYED SENIOR NOTES
                           CERTIFICATE

                  Any holder of an Allowed Senior Note Claim with respect to which the underlying Senior Note certificate has been lost, stolen, mutilated, or destroyed must, in lieu of surrendering such Senior Note, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation, or destruction, and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Debtors, as applicable, harmless from any damages, liabilities, or costs incurred in treating such individual as a holder of a Senior Note. Upon compliance with this Section VI.I.2 by a holder of an Allowed Senior Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable Senior Note certificate.

                  3.       FAILURE TO SURRENDER SENIOR NOTE CERTIFICATES

                  Any holder of an Allowed Senior Note Claim that fails to surrender or be deemed to have surrendered the applicable Senior Note certificates(s) within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of such Senior Note Claim discharged and will be forever barred from asserting any such Claim against the Debtors, New Globalstar or their property. In such case, any Cash or New Globalstar Class A Common Stock held for distribution on account of such Senior Note Claim will be treated pursuant to the provisions set forth in Section VII.C.

                  4. SENIOR NOTE CERTIFICATES IN THE NAME AND CUSTODY OF CEDE & CO.

                  With respect to any Senior Note certificate held in the name and custody of CEDE & Co., as nominee of the Depository Trust Company (the "Depository"), the foregoing provisions of this Section VI.I will not apply; however, the Disbursing Agent will coordinate with the Depository to obtain such Senior Note certificate substantially in accordance with the procedures contemplated by such provisions. Any such Senior Note certificate will be marked "Cancelled" by the Disbursing Agent.

                  5. SENIOR NOTE CERTIFICATES IN THE NAME, BUT NOT THE CUSTODY, OF CEDE & CO.

                  With respect to any Senior Note certificate held in the name of CEDE & Co. but in the custody of the Indenture Trustee, in lieu of the procedures contemplated in the foregoing provisions of this Section VI.I, the Disbursing Agent will obtain such Senior Note certificates from the Indenture Trustee and will coordinate a mandatory exchange of the Senior Notes evidenced by such certificate for New Globalstar

Class A Common Stock in accordance with the Plan and instructions received from the Depository. Any such Senior Note certificate will be marked "Cancelled" by the Disbursing Agent.

                  6.       UNCERTIFICATED SENIOR NOTES IN THE NAME OF CEDE & CO.

                  With respect to any uncertificated Senior Note held in the name of CEDE & Co., as evidenced by the applicable record holder register retained by the Indenture Trustee, the Disbursing Agent will coordinate a mandatory exchange of such Senior Notes for New Globalstar Class A Common Stock in accordance with the Plan and instructions received from the Depository.

      ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS UNDER THIS PLAN

                  A.       PROSECUTION OF OBJECTIONS

                  On and after the Effective Date, GCC will have the authority and exclusive right to file, settle, compromise, withdraw or litigate to judgment objections to the allowance of Claims and Interests, whether arising before or after the Petition Date. On and after the Effective Date, GCC shall have the authority to comprise, settle, otherwise resolve or withdraw any objections to Claims or compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court. Unless another date is established by order of the Bankruptcy Court, all objections to Claims (other than applications for allowances of compensation and reimbursement of expenses) shall be filed and served 60 days after the later of the Effective Date or the date proof of such Claim or Interests is filed by the holder thereof.

                  B.       NO DISTRIBUTIONS PENDING ALLOWANCE

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, but the payment or distribution provided hereunder shall be made on account of the portion of such Claim that is an Allowed Claim.

                  C.       DISPUTED CLAIMS RESERVE

                  1.       CREATION OF THE DISPUTED CLAIMS RESERVE

                  On the Effective Date, Cash and New Globalstar Class A Common Stock will be placed in the Disputed Claims Reserve. The Disputed Claims Reserve shall have two sub-accounts for the New Globalstar Class A Common Stock. The New Globalstar Class A Common Stock attributable to the Reallocated Shares and for distribution to all holders of Claims bound by the Third Party Release shall be accounted for separately than the other shares of New Globalstar Class A Common Stock held for distribution to holders of Allowed General Unsecured Claims. Each such sub-account shall function in accordance with this Section VII.C as if it were the only account. In no event shall a surplus or deficiency in one sub-account affect in any manner the distribution to holders of Allowed Claims entitled to a distribution from the other sub-account.

                  After the allowance or disallowance of all Claims entitled to receive Cash pursuant to the Plan, any Cash remaining in the Disputed Claims Reserve shall be paid to New Globalstar.

                  2.       ESTIMATION

                  For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed Claims entitled to receive New Globalstar Class A Common Stock pursuant to the Plan, GCC may request, prior to or after the Effective Date, that the Bankruptcy Court, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or

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

unliquidated General Unsecured Claim not otherwise treated under this Plan or, in lieu thereof, the Bankruptcy Court may determine the maximum contingent or unliquidated amount for such Claim.

                  3. MAXIMUM AMOUNT OF NOTEHOLDER SECURITIES LITIGATION CLAIMS AND SHAREHOLDER SECURITIES LITIGATION CLAIMS FOR PURPOSES OF THE DISPUTED CLAIMS RESERVE

                  For purposes of establishing the Disputed Claims Reserve sub-account with respect to Reallocated Shares, the Maximum Allowed Amount of Noteholder Securities Litigation Claims shall be $[_____] million and the Maximum Allowed Amount of the Shareholder Securities Litigation Claims shall be $[_____] million. Holders of Noteholder Securities Litigation Claims and Shareholder Securities Litigation Claims shall not receive any distribution from the Disputed Claims Reserve sub-account established for the benefit of General Unsecured Claims.

                  4.       INITIAL DISTRIBUTIONS

                  The amount of distributions (including distributions attributable to Third Party Releases) to be made on the Effective Date to holders of Allowed Claims on account of those Claims will be made from the Disputed Claims Reserve and will be calculated as if each Disputed Claim were an Allowed Claim in its Maximum Allowable Amount. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C.5, to holders of Disputed Claims that were allowed during the preceding calendar quarter.

                  5. ADDITIONAL DISTRIBUTIONS ON ACCOUNT OF PREVIOUSLY ALLOWED CLAIMS

                  On each Quarterly Distribution Date, each holder of a Claim previously Allowed that is entitled to New Globalstar Class A Common Stock pursuant to the Plan will receive an additional distribution from the Disputed Claims Reserve on account of such Claim in an amount equal to (i) the amount of New Globalstar Class A Common Stock that such holder would have been entitled to receive pursuant to Section VII.C.4 as if the Claim had become an Allowed Claim on the applicable Quarterly Distribution Date (after giving effect to the allowance or disallowance of Claims) minus (ii) the aggregate amount of New Globalstar Class A Common Stock previously distributed on account of the Claim. Each additional distribution also will include: (i) any dividends or other distributions made on account of the New Globalstar Class A Common Stock included in such distribution; and (ii) any proceeds from the investment of the dividends or distributions referred to in clause (i) (in each case, net of applicable taxes, if any, payable by GCC in respect thereof).

                  Notwithstanding the foregoing, the Disbursing Agent shall not be required to make any distribution on any Quarterly Distribution Date if the Disbursing Agent determines, in its sole and absolute discretion, that making such distribution would not be cost efficient. Any distribution to a holder of a Claim that has not been made shall be retained for distribution on the next Quarterly Distribution Date for which such distribution is cost-efficient or such time as all Claims have been allowed or disallowed. After the allowance or disallowance of all Claims, the Disbursing Agent will distribute all New Globalstar Class A Common Stock remaining in the Disputed Claims Reserve.

                  6.       DIVIDENDS AND DISTRIBUTIONS

                  Cash dividends and other distributions on account of New Globalstar Class A Common Stock held in the Disputed Claims Reserve will be transferred to the Disputed Claims Reserve concurrently with the transfer of such dividends and other distributions to other holders of New Globalstar Class A Common Stock. Cash held in the Disputed Claims Reserve as a result of such dividends and other distributions (i) will be deposited in a segregated bank account maintained by the applicable Disbursing Agent and held in trust pending distribution by the applicable Disbursing Agent for the benefit of holders of Disputed Claims, (ii) will be accounted for separately, and (iii) will not constitute property of the Debtors. The applicable Disbursing Agent will invest the Cash held in the Disputed Claims Reserve in a manner consistent with the Debtors' investment and deposit guidelines. The applicable Disbursing Agent also will place in the Disputed Claims Reserve the proceeds from such investment of Cash (net of applicable taxes, if any, payable by GCC in respect thereof).

                  7.       RECOURSE

                  Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in will have recourse only to the undistributed Cash and New Globalstar Class A Common Stock held in the Disputed Claims Reserve for satisfaction of the distributions (including Third Party Release-Based Consideration) to which holders of Allowed Claims are entitled hereunder, and not to the Debtors, New Globalstar, their property, or any assets previously distributed on account of any Allowed Claim.

                  8.       TAX REPORTING

                  Under section 468B(g) of the Internal Revenue Code, title 26 of the United States Code, amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. Although certain Treasury Regulations have been issued under this Section, no Treasury Regulations have as yet been promulgated to address the tax treatment of such accounts established to satisfy claims similar to the Disputed Claims in Classes 4, 5, 7 and 8. Treasury Regulations have been proposed that would establish, if finalized in their current form, the tax treatment of reserves of a type similar to those involved here. In general, such Treasury Regulations would subject such a reserve to a separate entity-level tax in a manner similar to a "qualified settlement fund" governed by Treasury Regulation sections 1.468B-1 et seq. As to reserves established prior to the proposed Treasury Regulations becoming final, the proposed Treasury Regulations provide that the IRS would not challenge any reasonable, consistently applied method of taxation for income earned by the reserve and any reasonable, consistently applied method for reporting such income.

                  Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary and subject to the issuance of definitive guidance, the Disbursing Agent will (a) treat the Disputed Claims Reserve as disputed ownership funds for federal income tax purposes in accordance with the proposed Treasury Regulations under Section 1.468B-9 (b) to the extent permitted by applicable law, report consistently for federal, state and local income tax purposes. In addition, pursuant to the Plan, holders of Disputed Claims must report consistently with such treatment.

                  The Disbursing Agent will report, as subject to a separate entity level tax, any amounts earned by the Disputed Claims Reserves and will pay the Tax thereon.

                  In general, distributions from a Disputed Claims Reserve will be made, net of any taxes paid with respect to earnings of the Disputed Claims Reserve that are included in the distribution, to holders of Disputed Claims when such Claims become allowed as provided in the Plan.

                  D.       DISTRIBUTIONS AFTER ALLOWANCE

                  Payments and distributions to each holder of a Disputed Claim or any other Claim that is not an Allowed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of this Plan, including the provision governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or any other Claim that is not an Allowed Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any Cash or New Globalstar Class A Common Stock (as applicable) that would have been distributed to such holder if the Claim had been an Allowed Claim on the Effective Date. In the case of a holder of a Disputed Claim entitled to receive New Globalstar Class A Common Stock that becomes an Allowed Claim, such distribution shall include a payment in Cash equal to any accrued dividends or other distributions (in each case, net of applicable taxes, if any, payable by GCC in respect thereof) with respect to the shares held in the Disputed Claims Reserve on account of such holder's Claim.

              ARTICLE VIII SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                  Pursuant to the Confirmation Order, the Bankruptcy Court shall approve the substantive consolidation of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan. Pursuant to such order: (A) all assets and liabilities of Debtors will be deemed merged; (B) all Secondary Liability Claims will be deemed eliminated so that any Claim against any Debtor and any Secondary Liability Claims related thereto will be deemed to be one obligation of the consolidated Debtors; and (C) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors will be deemed filed against the consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Debtors.

                 ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

                  A.       CONDITIONS TO CONFIRMATION

                  The following are conditions precedent to confirmation of the Plan that must be satisfied or duly waived pursuant to Section IX.C:

                  1. The Confirmation Order shall be acceptable in all material respects to the Debtors and the Creditors Committee.

                  2. The Plan shall not have been amended, altered or modified from the Plan as filed on ______ __, 2003, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C.

                  B.       CONDITIONS TO THE EFFECTIVE DATE

                  The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section IX.C:

                  1. The ICO Investment Agreement has not been terminated and the transactions contemplated by the ICO Investment Agreement shall have been consummated.

                  2. The Plan shall not have been amended, altered or modified from the Plan as filed on _____ __, 2003, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C.

                  3. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order.

                  4. Any other necessary orders in aid of consummation of the Plan in form and substance agreed to by the Debtors and the Creditors Committee shall have been entered.

                  C.       WAIVER OF CONDITIONS TO THE CONFIRMATION AND
                           EFFECTIVE DATE

                  The conditions to Confirmation set forth in Sections IX.A and the conditions to the Effective Date set forth in Sections IX.B may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court after five Business Days' written notice of such proposed waiver to, and upon the receipt of the prior written consent of, the Creditors Committee.

                  D.       EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE
                           EFFECTIVE DATE

                  If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section IX.C, then upon motion by the Debtors and the Creditors Committee made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section IX.D: (1) the Plan will be null and void in all respects, including with respect to: (a) the rejections of Executory Contracts and Unexpired Leases pursuant to Article V; and (b) the substantive consolidation of the Debtors; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                               ARTICLE X CRAMDOWN

                  The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification. With respect to Class 9, which is deemed to reject the Plan, the Debtors shall utilize the provisions of section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan over the presumed rejections of such Classes and the rejection, if any, of any other Class entitled to vote to accept or reject the Plan.

                       ARTICLE XI INJUNCTION AND RELEASES

                  A. GENERAL RELEASES BY DEBTORS, NON-DEBTOR SUBSIDIARIES, AND HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS OF THE DEBTORS, THE NON-DEBTOR SUBSIDIARIES, MEMBERS OF THE CREDITORS COMMITTEE, GTL, ICO AND REPRESENTATIVES OF THE FOREGOING

                  AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EACH OF THE DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS IN POSSESSION, FOR AND ON BEHALF OF THE ESTATES, AND ANY PERSON THAT MAY ASSERT A CAUSE OF ACTION AND/OR A RECOVERY ACTION DERIVATIVELY, THE NON-DEBTOR SUBSIDIARIES, AND EACH HOLDER OF A CLAIM (WHETHER OR NOT ALLOWED) AGAINST OR INTERESTS IN THE DEBTORS OR THE ESTATES AND EACH PERSON VOTING TO ACCEPT THE PLAN ON ANY BALLOT OR PARTICIPATING IN EXCHANGES AND DISTRIBUTIONS UNDER OR PURSUANT TO THE PLAN, SHALL RELEASE AND DISCHARGE, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, ANY AND ALL CAUSES OF ACTION AND/OR RECOVERY ACTIONS ARISING FROM THE BEGINNING OF TIME THROUGH THE EFFECTIVE DATE AGAINST (i) THE DEBTORS, (ii) THE NON-DEBTOR SUBSIDIARIES, (iii) THE CREDITORS COMMITTEE OR ANY MEMBER THEREOF, (iv) GTL, (v) ICO AND (vi) THE REPRESENTATIVES OF ANY OF THE FOREGOING, IN ANY WAY DIRECTLY OR INDIRECTLY RELATING TO OR CONCERNING THE DEBTORS, INCLUDING THEIR MANAGEMENT AND OPERATIONS, THE CHAPTER 11 CASES OR THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT OPERATE AS A WAIVER OF OR RELEASE FROM (x) SUBJECT TO APPLICABLE RIGHTS OF OFFSET, IF ANY, COMMERCIAL CLAIMS, LOANS AND TRADE OBLIGATIONS OWED TO THE DEBTORS BY THE ENTITIES AND PERSONS IDENTIFIED IN SUBCLAUSES (i) THROUGH (iii) OF THIS SECTION XI.C.1.a AND (y) THE OBLIGATIONS OF THE LORAL ENTITIES TO THE EXTENT PROVIDED IN THE LORAL SETTLEMENT AGREEMENT.

                  B. GENERAL RELEASES BY NON-DEBTOR SUBSIDIARIES, AND HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS OF THE LORAL ENTITIES AND GENERAL PARTNERS COMMITTEE RELEASEES

                  EACH (a) NON-DEBTOR SUBSIDIARY (b) HOLDER OF (i) A CLAIM (WHETHER OR NOT ALLOWED) AGAINST OR INTEREST IN A DEBTOR OR (ii) A GLP PARTNERSHIP INTEREST, OR (c) PERSON (i) VOTING TO ACCEPT THE PLAN ON ANY BALLOT OR (ii) PARTICIPATING IN EXCHANGES AND DISTRIBUTIONS UNDER OR PURSUANT TO THE PLAN SHALL RELEASE AND DISCHARGE, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, ANY CLAIM OR CAUSE OF ACTION AND/OR RECOVERY ACTION ARISING FROM THE BEGINNING OF TIME THROUGH THE CONFIRMATION DATE AGAINST THE LORAL ENTITIES OR ANY REPRESENTATIVE THEREOF, OR THE GENERAL PARTNERS COMMITTEE RELEASEES, IN ANY WAY DIRECTLY OR INDIRECTLY RELATING TO OR CONCERNING THE DEBTORS, INCLUDING THEIR MANAGEMENT AND OPERATIONS, THE CHAPTER 11 CASES OR THE PLAN (OTHER THAN:
(i) CLAIMS

ARISING AFTER THE CONFIRMATION DATE UNDER ANY ASSUMED CONTRACT; (ii) CLAIMS FOR ALL SUMS DUE IN CONNECTION WITH ORDINARY COURSE POSTPETITION COMMERCIAL TRANSACTIONS BETWEEN ANY LORAL ENTITY AND ANY GLOBALSTAR ENTITY; AND/OR (iii) CLAIMS ARISING UNDER THE LORAL SETTLEMENT AGREEMENT).

                  C. GENERAL RELEASES BY NON-DEBTOR SUBSIDIARIES, AND HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS OF QUALCOMM

                  EACH (a) NON-DEBTOR SUBSIDIARY (b) HOLDER OF (i) A CLAIM (WHETHER OR NOT ALLOWED) AGAINST OR INTEREST IN A DEBTOR OR (ii) A GLP PARTNERSHIP INTEREST, OR (c) PERSON (i) VOTING TO ACCEPT THE PLAN ON ANY BALLOT OR (ii) PARTICIPATING IN EXCHANGES AND DISTRIBUTIONS UNDER OR PURSUANT TO THE PLAN SHALL RELEASE AND DISCHARGE, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, ANY CLAIM OR CAUSE OF ACTION AND/OR RECOVERY ACTION ARISING FROM THE BEGINNING OF TIME THROUGH THE CONFIRMATION DATE AGAINST QUALCOMM IN ANY WAY DIRECTLY OR INDIRECTLY RELATING TO OR CONCERNING THE DEBTORS, INCLUDING THEIR MANAGEMENT AND OPERATIONS, THE CHAPTER 11 CASES OR THE PLAN (OTHER THAN CLAIMS ARISING UNDER THE QUALCOMM SETTLEMENT AGREEMENT).

                  D. GENERAL RELEASES BY NON-DEBTOR SUBSIDIARIES, AND HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS OR THE GP DEBTORS

                  EACH (a) NON-DEBTOR SUBSIDIARY (b) HOLDER OF (i) A CLAIM (WHETHER OR NOT ALLOWED) AGAINST OR INTEREST IN A DEBTOR OR (ii) A GLP PARTNERSHIP INTEREST, OR (c) PERSON (i) VOTING TO ACCEPT THE PLAN ON ANY BALLOT OR (ii) PARTICIPATING IN EXCHANGES AND DISTRIBUTIONS UNDER OR PURSUANT TO THE PLAN SHALL RELEASE AND DISCHARGE, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, ANY CLAIM OR CAUSE OF ACTION AND/OR RECOVERY ACTION ARISING FROM THE BEGINNING OF TIME THROUGH THE CONFIRMATION DATE AGAINST THE GP DEBTORS BASED SOLELY ON ANY GP DEBTOR BEING A DIRECT OR INDIRECT GENERAL PARTNER OF THE DEBTORS.

                  E.       INJUNCTION AND STAYS

                  1. GENERAL INJUNCTION RELATED TO PARTIES RELEASED PURSUANT TO PLAN

                  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD ANY CLAIMS, CAUSES OF ACTION AND/OR ANY RECOVERY ACTIONS AGAINST ANY OF THE ENTITIES AND PERSONS RELEASED PURSUANT TO THE PROVISIONS OF THE PLAN (INCLUDING SECTIONS XI.A, XI.B, XI.C AND XIII.B OR PURSUANT TO ANY SETTLEMENT AUTHORIZED PURSUANT TO THE PLAN) ARE PERMANENTLY ENJOINED FROM AND AFTER THE CONFIRMATION DATE FROM THE PROSECUTION, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY SUCH CLAIM CAUSES OF ACTION AND/OR ANY RECOVERY ACTIONS RELEASED, DISCHARGED OR TERMINATED PURSUANT TO THE PROVISIONS OF THE PLAN.

                  2.       INJUNCTION RELATING TO NEW GLOBALSTAR

                  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS (WHETHER OR NOT ALLOWED) AGAINST OR INTERESTS OR GLP PARTNERSHIP INTERESTS IN ANY OF THE DEBTORS OR THE ESTATES ARE, WITH RESPECT TO ANY SUCH CLAIMS (WHETHER OR NOT ALLOWED) OR INTERESTS OR GLP PARTNERSHIP INTERESTS, PERMANENTLY ENJOINED FROM AND AFTER THE CONFIRMATION DATE FROM: (a) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER FORUM) AGAINST OR AFFECTING NEW GLOBALSTAR, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR DIRECT OR INDIRECT SUCCESSOR IN INTEREST TO, NEW GLOBALSTAR OR ANY PROPERTY OF ANY SUCH TRANSFEREE OR SUCCESSOR; (b) ENFORCING, LEVYING, ATTACHING (INCLUDING ANY PRE-JUDGMENT ATTACHMENT), COLLECTING OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST NEW GLOBALSTAR OR ANY OF ITS PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR DIRECT OR INDIRECT SUCCESSOR IN INTEREST TO, NEW

GLOBALSTAR, OR ANY PROPERTY OF ANY SUCH TRANSFEREE OR SUCCESSOR; (c) CREATING, PERFECTING OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE OF ANY KIND AGAINST THE NEW GLOBALSTAR OR ANY OF ITS PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR SUCCESSOR IN INTEREST TO, NEW GLOBALSTAR; (d) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY OBLIGATION DUE NEW GLOBALSTAR, ANY OF ITS PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR SUCCESSOR IN INTEREST TO, NEW GLOBALSTAR; AND (e) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, IN EACH CASE, ON ACCOUNT OF SUCH CLAIMS OR INTEREST.

                  3.       CONTINUATION OF STAYS AND INJUNCTIONS

                  Except for the permanent injunctions provided in Sections XI.E.1 and XI.E.2, all injunctions or stays (including those enjoining the prosecution of Claims of or Causes of Action belonging to the Debtors or the Estates) provided for in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the dissolution of the Debtors.

                  4.       CONSENT TO INJUNCTIONS

                  By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section XI.E.

                  5.       INDEMNITY

                  Nothing contained in the Plan shall prohibit or in any manner limit the right or ability of any of the Debtors' officers, directors and members of the General Partners' Committee to enforce his, her, their or its rights against the insurer under any and all applicable policies of insurance (whether such policies were arranged and paid for by the Debtors or by any Entity or otherwise) and any and all such rights shall be and hereby are expressly preserved (i) to the extent of available insurance coverage and (ii) for purposes of defense and offset against any claims asserted against such officers, directors and members of the General Partners Committee; provided, however, that such directors, officers and members of the General Partners Committee shall have no right to any affirmative recovery from the Debtors on account of indemnification claims that are not Allowed Claims as of the Effective Date of the Plan.

                  F. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

                  1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510 of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

                  2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

                      ARTICLE XII RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

                  1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim; the resolution of any objections to the allowance, priority or classification of Claims or Interests; the resolution, and distributions from the Disputed Claims Reserve to holders, of Disputed Claims; and the approval of the Indenture Trustee's fees and expenses pursuant to
Section III.A;

                  2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

                  3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                  4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

                  5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including the Causes of Actions and Recovery Actions to the extent not released hereunder, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

                  6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement, the Confirmation Order, the Loral Settlement Agreement or the ICO Investment Agreement;

                  7. Resolve any cases, controversies, suits or disputes that may arise in connection with the Causes of Actions and Recovery Actions or the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any Entity's rights arising from or obligations incurred in connection with the Plan or such documents;

                  8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

                  9. Issue injunctions, enforce the injunctions and releases contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                  10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

                  11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  12. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;

                  13. To hear and determine all applications for award of compensation for services rendered by Professionals and reimbursement of such Professional's expenses relating to such services rendered and to resolve disputes relating to the payment by the Debtors of compensation for services rendered by Professionals and reimbursement of such Professional's expenses for post-Confirmation Date periods;

                  14. To hear and determine any disputes arising in connection with the interpretation, implementation or enforcement of this Plan;

                  15. To hear and determine any other matter not inconsistent with the Bankruptcy Code; and

                  16.      To enter a final decree closing the Chapter 11 Cases.

                     ARTICLE XIII MISCELLANEOUS PROVISIONS

                  A.       DISSOLUTION OF THE CREDITORS COMMITTEE

                  Except as otherwise provided in the Plan, effective 30 days after the Effective Date, the Creditors Committee shall cease to exist, and its members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) will be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from, or in connection with their service on the Creditors Committee. The Creditors Committee will continue to exist after such date solely with respect to (a) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any professional, including objections and appeals therefrom, (b) any post-confirmation modifications to, or motions seeking the enforcement of, the Plan or the Confirmation Order and (c) any matters pending as of the Effective Date in the Chapter 11 Cases, until such matters are finally resolved.

                  B.       EXCULPATION

                  1. None of the Debtors, their officers, members of the General Partners' Committee, the members of the Creditors Committee, or ICO, or the Representatives of any of the foregoing in such capacity, shall have or incur any liability to any Entity whatsoever, including any holder of any Claim (whether or not allowed) or Interests, or any Entity participating in exchanges and distributions under or pursuant to the Plan, for any act or omission in connection with, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination or confirmation of the Plan, the consummation of the Plan or the administration of the Plan, the Disputed Claims Reserve, or property to be distributed pursuant to the Plan, or any contract, instrument, release or other agreement or document created or entered into, pursuant to or in connection with the Plan; provided, however, that the foregoing

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provisions of this Section XIII.B will have no effect on: (i) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; or (ii) the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

                  2. In addition to the foregoing (and notwithstanding the proviso in Section XIII.B.1), the directors and officers of GCC serving after the Effective Date shall incur no personal liability to any Entity for any act or omission in connection with, or arising out of, their administration of the Plan, or the Disputed Claims Reserve, or any other act or omission in connection with the operation of GCC as set forth in Section IV.A.2.a; provided, that, such directors and officers may be found to be liable for acts or omissions resulting from gross negligence, fraud or willful misconduct. The Bankruptcy Court shall retain exclusive jurisdiction over any action or proceeding commenced against the directors and officers of GCC serving from and after the Effective Date in connection with, arising out of, or related to their service as directors and officers of GCC from and after the Effective Date.

                  C.       MODIFICATION OF THE PLAN

                  Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, upon not less than ten days' prior written notice to the Creditors Committee, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation; provided that no alteration, amendment or modification of the Plan that may have a material adverse effect on the rights of the unsecured creditors or that reflects a change in the financial aspects of the transaction contemplated hereby may occur without the written consent of the Creditors Committee until the Creditors Committee is dissolved in accordance with Article XIII.A. hereof.

                  D.       REVOCATION OF THE PLAN

                  The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

                  E.       SEVERABILITY OF PLAN PROVISIONS

                  If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors and the Creditors Committee. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  F.       SUCCESSORS AND ASSIGNS

                  The rights, benefits and obligations of any Entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity, including New Globalstar.

                                       30

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                  G.       APPLICABILITY OF SECTION 1145

                  1. Pursuant to section 1125(e) of the Bankruptcy Code, the Debtors' transmittal of solicitation materials, their solicitation of acceptances of the Plan and their offering and distribution of the New Globalstar Class A Common Stock pursuant to the Plan are not, and will not be, governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation of acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities.

                  2. Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering and distribution of the New Globalstar Class A Common Stock pursuant to the Plan in respect of Claims (including Noteholder Securities Litigation Claims and Shareholder Securities Litigation Claims) are, and will be, exempt from section 5 of the Securities Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, a security.

                  3. Pursuant to, and to the fullest extent permitted under, section 1145 of the Bankruptcy Code, the resale of any security referenced in Section XIII.G.2 of the Plan will be exempt from section 5 of the Securities Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, a security.

                  H.       SERVICE OF DOCUMENTS

                  Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Creditors Committee, or the United States Trustee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

                  1. The Debtors :

                  Globalstar, L.P.
                  3200 Zanker Road
                  San Jose, California 95134
                  Attention: William Adler, Esq.
                  Fax: (408) 933-4950

                  Jones Day
                  Attorneys for the Debtors
                  222 E. 41st Street
                  New York, New York 10017
                  Attention: Paul D. Leake, Esq.
                  Fax: (212) 755-7306

                  Young Conaway Stargatt & Taylor LLP
                  The Brandywine Building
                  1000 West Street, 17th Floor
                  Wilmington, Delaware 19899
                  Attention: Brendan Linehan Shannon, Esq.
                  M. Blake Cleary, Esq.
                  Fax: (302) 856-9338

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                  2. The Creditors Committee:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  Attorneys for The Official Committee of Unsecured Creditors 590 Madison Avenue
                  New York, NY 10022
                  Attention: Daniel H. Golden, Esq.
                  Fax: (212) 872-1002

                  3. The United States Trustee:

                  Office of the United States Trustee
                  844 King Street, Suite 2313
                  Wilmington, Delaware 19801
                  Attention: Mark S. Kenney, Esq.

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Dated: September 24, 2003

                                      Respectfully submitted,

                                      Globalstar, L.P. (for itself and on
                                      behalf of the GLP Subsidiary Debtors)

                                      By: /s/ William F. Adler
                                          Name:  William F. Adler
                                          Title: Vice President - Legal &
                                                   Regulatory Affairs

COUNSEL:

Brendan Linehan Shannon (No. 3136)
M. Blake Cleary (No. 3614)
YOUNG CONAWAY STARGATT & TAYLOR LLP
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, Delaware 19899
(302) 571-6600

         - and -

Paul D. Leake
Troy B. Lewis
Scott J. Friedman
JONES DAY
222 E. 41st Street
New York, NY 10017
(212) 326-3939

ATTORNEYS FOR DEBTORS AND DEBTORS IN
POSSESSION